Exhibit 8.1

City of Buenos Aires, April 15, 2016

Grupo Supervielle S.A.

Bartolomé Mitre 434,  Floor 5°

City of Buenos Aires (C1036AAH)

Argentina

Ladies and Gentlemen:

We have acted as Argentine legal advisers of Grupo Supervielle S.A. (the “Company”), a corporation organized under the laws of the Republic of Argentina (“Argentina”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (File No. 333-208880) (as amended to the date hereof, the “Registration Statement”).

We confirm that we have reviewed the information in the Registration Statement under the caption “Taxation —Material Argentine Tax Considerations” and that, in our opinion, the statements of law included therein, insofar as they relate to the Argentine tax consequences currently applicable to non-Argentine holders, address the material tax consequences of the ownership and disposition of the common shares and the American Depositary Shares. In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption “Taxation —Material Argentine Tax Considerations” of the Registration Statement, including the limitations on the matters covered by that section set forth therein.

Our opinion expressed in this paragraph is limited to the federal laws of Argentina and is based upon existing provisions of federal laws and regulations, including the Argentine Income Tax Law, and opinions of the National Treasury General Attorney Office as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.

Very truly yours,

/s/ Carolina Curzi
Carolina Curzi
Errecondo, González & Funes - Abogados